                                  EXHIBIT 10.54

                                PROMISSORY NOTE I

$3,000,000.00                                                      July 10, 2002

FOR VALUE RECEIVED, MONROE OUTLET CENTER, LLC, a Michigan limited liability company ("Maker"), does hereby promise to pay to the order of BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas ("Payee"), at its office at 6000 Legacy Drive, 4 East, Plano, Texas 75024, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), with interest thereon as provided in this Note.

     1. CERTAIN DEFINITIONS. For the purposes hereof, the terms set forth below shall have the following meanings:

          (a) "APPLICABLE LAW" shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Texas, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit,
     (ii) the laws of the State of Texas including, without limitation, Chapter 303 of the Texas Credit Title, as the same may be amended from time to time ("Chapter 303"), now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Texas which permit a higher interest rate ceiling hereunder.

          (b) "BASE RATE" shall mean the per annum rate equal to the greater of (i) twelve percent (12%) or (ii) the Wall Street Journal Prime Rate PLUS four and one-half percent (4 1/2%).

          (c)    "FINAL MATURITY DATE" shall mean July 10, 2005.

          (d) "HIGHEST LAWFUL RATE" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker on this Note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker on this Note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be the weekly ceiling described in and computed in accordance with the provisions of Chapter 303; provided, however, that in determining the Highest Lawful Rate, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account. To the extent permitted by Applicable Law, Payee may from time to time substitute for the "weekly ceiling" referred to above any ceiling under Chapter 303 or any other statute and revise the rate, index, formula or provision of law used to compute the rate hereunder as provided therein.

          (e) "MORTGAGES" shall mean those two certain Commercial Mortgages, each dated of even date herewith, executed by Maker for the benefit of Payee, covering the Property as security for this Note, Note II and certain other indebtedness of Maker to Payee.

          (f) "NOTE II" shall mean that certain Promissory Note II, dated of even date herewith, in the stated principal amount of $4,000,000.00 executed by Maker and payable to the order of Payee.

          (g) "PROPERTY" shall mean the real property located in Muskegon County, Michigan, and Monroe County, Michigan, and personal property, which are more particularly described in the Mortgages.

          (h) "WALL STREET JOURNAL PRIME RATE" shall mean the prime rate of interest for commercial borrowings published from time to time by the Wall Street Journal, provided that if at any time the Wall Street Journal ceases to be published or ceases to publish such prime rate, Payee shall select a nationally recognized substitute publication comparable to the Wall Street Journal for use in determining such prime rate, and Payee shall provide written notice to Maker of any such substitution.

     2.   CALCULATION AND PAYMENT OF PRINCIPAL AND INTEREST.

          (a) Subject to the provisions of paragraph 7 hereafter, interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a rate equal to the lesser of (i) the Base Rate in effect from time to time and (ii) the Highest Lawful Rate. If applicable, the Base Rate shall change and be adjusted as and when the Wall Street Journal Prime Rate changes.

          (b) Accrued and unpaid interest, computed as set forth in (a) above, or, if applicable, as set forth in paragraph 7 below, shall be due and payable monthly on the first day of each month hereafter commencing August 1, 2002 and continuing throughout the term of this Note.

          (c) The unpaid principal of and all remaining accrued and unpaid interest upon this Note, including interest computed at the Base Rate, the Highest Lawful Rate and/or the Default Rate, as hereinafter defined, whichever is applicable from time to time, are due and payable on the maturity date hereof whether such maturity date is the Final Maturity Date or an accelerated maturity date.

          (d) Interest on this Note shall be calculated on the basis of three hundred sixty-five (365) day or three hundred sixty-six (366) day years, as the case may be.

          (e) If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or other legal holiday, then for all purposes of this Note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.

          (f) All payments on this Note shall be applied first to the payment of any Late Charge, as hereinafter defined, due hereunder, then to the payment of any costs and expenses of Payee which are to be reimbursed by Maker as provided herein or in any of the other Loan Documents, as such term is defined in the Mortgages, then to the payment of accrued and unpaid interest and then to the payment of the principal balance hereof; provided, however, if an Event of Default, as hereinafter defined, is then in existence, payments on this Note shall be applied as Payee shall elect, in Payee's sole discretion.

     3. PREPAYMENT. The loan (the "Loan") evidenced collectively by this Note and Note II may not be prepaid to an aggregate principal amount of less than $5,000,000.00 at any time prior to July 10, 2004. Thereafter, such Loan (and this Note and Note II, or either thereof) may be prepaid, in whole or in part, without premium or fee. Principal prepayments on the Loan will be allocated (x) to this Note if such prepayment results from the proceeds of the sale of the Property located in Muskegon County, Michigan, (y) to Note II if such payment results from the proceeds of the sale of the Property located in Monroe County, Michigan and (z) if neither (x) nor (y) above applies, on a pro rata basis to this Note and Note II (based on the respective principal balances of this Note and Note II compared to the aggregate principal balance of the Loan).

     4. WAIVER. Except to the extent otherwise expressly set forth in paragraph 5 below, Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Payee with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement.

     5.   EVENTS OF DEFAULT

          (a) Upon the happening of any of the following events (each an "Event of Default"), Payee, at its option, and without limitation of other rights Payee has under the Loan Documents, at law or in equity, may declare immediately due and payable the entire unpaid principal balance of this Note together with all interest accrued and owing hereon and not previously paid to Payee, plus any other sums payable at the time of such declaration pursuant to this Note or any other Loan Document, including, without limitation, Note II and the Mortgage. Events of Default include the following:

                 (i) If Maker shall fail to pay any installment of principal and/or interest and/or other sums due under this Note as and when same becomes due and payable in accordance with the terms hereof and/or any other Loan Document, or if Maker shall default in any other obligation under this Note or either Mortgage, Note II and/or any other Loan Document which can be cured by the payment of money and if any such failure or default remains uncured upon the expiration of five (5) days following the date written notice thereof is given by or on behalf of Payee to Maker; provided, however, (x) Payee will not be obligated to give such written notice more than twice during any twelve (12) month period, and following the second such notice during a twelve (12) month period, any subsequent default or failure during the then current twelve (12) month period shall constitute an Event of Default without any notice given by or on behalf of Payee and (y) such written notice of default and five (5) day cure period provisions shall not apply to Maker's obligation to pay the balance due on this Note on the maturity date hereof (whether such maturity date is the Final Maturity Date or any accelerated maturity date effected pursuant to any of the Loan Documents);

                 (ii) The occurrence of any Event of Default, as defined in each Mortgage, or any Event of Default, as defined in Note II, or the occurrence of a default under any other Loan Document which remains uncured upon the expiration of any cure period applicable thereto as set forth in the Loan Document under which such default occurred.

          (b) The failure to exercise the foregoing option upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

     6. COLLATERAL. This Note and Note II are secured, among other things, by the Mortgages, which contain provisions for the acceleration of the maturity hereof upon the happening of certain events.

     7. DEFAULT INTEREST; LATE CHARGE. If (a) any installment of principal and/or interest due hereon or on Note II is not paid on or before the due date thereof or (b) the entire unpaid principal balance of and/or accrued but unpaid interest on this Note or on Note II are not paid on or before the earlier to occur of the Final Maturity Date or any accelerated date of maturity designated pursuant hereto (or, as to Note II, pursuant to the terms or Note
II), or (c) any Event of Default exists, all unpaid amounts of this Note, including principal and interest, shall thereafter, until the payment in question is received by Payee and/or the Event of Default in question is cured, bear interest at a per annum rate of interest (the "Default Rate") equal to the lesser of (i) seventeen and one-half percent (17 1/2%) or (ii) the Highest Lawful Rate; provided, however, that the obligation to pay such interest is subject to the limitation contained in the following paragraph. Without limitation of the rights of Payee if a payment is not paid on the due date thereof and without limitation of the obligation of Maker to pay such payments on the due dates thereof, at the option of Payee, Maker will pay a late charge (the "Late Charge") as designated by Payee but not exceeding five percent (5%) of any installment of principal and/or interest due on this Note that is not paid on or before the 10th day following the day such payment is due to cover the extra expenses involved in handling delinquent payments, subject to the limitation contained in the following paragraph.

     8. COMPLIANCE WITH LAW. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee in regard to the Loan exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in regard to the Loan in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee in regard to the Loan shall be reduced to the maximum amount permissible under Applicable Law in regard to the Loan; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal balance hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee in regard to the Loan, to the extent permitted by Applicable Law, shall be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This paragraph shall control all agreements between Maker and Payee.

     9. ATTORNEYS' FEES AND COSTS. If an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay on demand by Payee all reasonable costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof, on account of such collection, whether or not suit is filed.

     10. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     11. HEADINGS. The paragraph headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.

     12. NOTICES AND DEMANDS. Any notice or demand to be given or to be served upon Maker in connection with this Note must be in writing and shall be given by certified or registered mail, return receipt requested, properly addressed, with postage prepaid, addressed to Maker as follows:

                        Monroe Outlet Center, LLC
                        77 West Wacker Drive
                        Suite 4200
                        Chicago, Illinois 60601
                        Attn: Gary Skoien

or at such other address within the continental United States as Maker may designate from time to time by written notice given to the holder hereof. Any notice or demand will be given and deemed received as provided in the Mortgages.

     13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Maker and Payee, whether at law or in equity, in regard to the Loan.

     14. SUCCESSORS AND ASSIGNS. The term "Payee" shall include all of Payee's successors and assigns to whom the benefits of this Note shall inure.

                                   MAKER:

                                   MONROE OUTLET CENTER, LLC, a
                                   Michigan limited liability company

                                     By: HORIZON GROUP PROPERTIES, L.P., a
                                     Delaware limited partnership, its manager

                                       By: Horizon Group Properties, Inc., a
                                       Maryland corporation, its general partner


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------